DELOITTE &
  TOUCHE LLP
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                Suite 3900                             Telephone: (503) 222-1341
                111 S.W. Fifth Avenue                  Facsimile: (503) 224-2172
                Portland, Oregon 97204-3698






                                                                EXHIBIT 23A





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement on Form S-3, of our report dated March 11, 1996 (which expresses an unqualified opinion and includes an explanatory paragraph relating to a change in the method of accounting for income taxes in the fiscal year ended January 29, 1994), appearing in the Annual Report on Form 10-K of Fred Meyer, Inc. for the year ended February 3, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP

Portland, Oregon
September 4, 1996









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DELOITTE TOUCHE
TOHMATSU
INTERNATIONAL
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